UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2004

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On September 30, 2004, Family Dollar Stores, Inc. issued a news release with respect to the reporting of sales and earnings for the fourth quarter and fiscal year ended August 28, 2004, plans for the fiscal year ending August 27, 2005, and other matters relating to the Company’s operations and financial condition.  A copy of the news release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 8.01   Other Events

On August 17, 2004, the Board of Directors of Family Dollar Stores, Inc. (the “Company”) adopted an amendment to the Family Dollar Stores, Inc. 1989 Non-Qualified Stock Option Plan (the “Plan”) providing that the governing committee for the administration of the Plan will be the Compensation Committee of the Board.  Previously, the Stock Option Committee of the Board administered the

Plan.  A copy of the Plan, as amended, is attached hereto as Exhibit 10(i) and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(c)  Exhibits

10 (i)                      Family Dollar Stores, Inc.

1989 Non-Qualified Stock Option Plan,

As Amended August 17, 2004

99                                    News Release dated September 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	September 30, 2004	By:	/s/ George R. Mahoney, Jr.
George R. Mahoney, Jr.
Executive Vice President-General Counsel

Exhibit Index

Exhibit No.	Item

10 (i)	Family Dollar Stores, Inc.
1989 Non-Qualified Stock Option Plan,
As Amended August 17, 2004

99	News Release dated September 30, 2004